UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2015 (June 9, 2015)

NEW RESIDENTIAL INVESTMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35777	45-3449660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor, New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 479-3150

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 9, 2015, New Residential Investment Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), among the Company, FIG LLC, the Company’s manager (the “Manager”), Fortress Operating Entity I LP (“FOE I”) and the other selling stockholders named therein (the “Individual Selling Stockholders” and, together with FOE I, the “Selling Stockholders”), Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the “Underwriters”). The following summary of certain provisions of the Underwriting Agreement is qualified in its entirety by reference to the complete Underwriting Agreement filed as Exhibit 1.1 hereto and incorporated herein by reference.

Pursuant to the Underwriting Agreement, subject to the terms and conditions expressed therein, (i) the Company agreed to sell to the Underwriters an aggregate of 27,935,389 shares of the Company’s common stock and (ii) the Selling Stockholders, severally but not jointly, agreed to sell to the Underwriters an aggregate of 3,550,757 shares of the Company’s common stock, at a price of $15.88 per share. In connection with the offering, the Company has granted the underwriters an option for 30 days to purchase up to an additional 4,722,921 shares of common stock at a price of $15.88 per share. The shares of common stock are being sold pursuant to a prospectus supplement, dated June 9, 2015, and related prospectus, dated May 16, 2014, each filed with the Securities and Exchange Commission, relating to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-196060).

Each of the Company and the Selling Stockholders have separately agreed to indemnify the Underwriters against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended. If the Company or the Selling Stockholders are unable to provide the required indemnification, the Company or the Selling Stockholders, as the case may be, have agreed to contribute to payments the Underwriters may be required to make in respect of those liabilities. In addition, the Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Selling Stockholders, and customary conditions to closing. The offering is expected to close on June 15, 2015, subject to the conditions stated in the Underwriting Agreement.

FOE I is an affiliate of the Manager, and each of the Individual Selling Stockholders is an employee of the Manager. Certain of the Underwriters and their affiliates have in the past provided, are currently providing and may in the future from time to time provide, investment banking and other financing, trading, banking, research, transfer agent and trustee services to us, our subsidiaries and our affiliates, for which they have in the past received, and may currently or in the future receive, fees and expenses. Additionally, certain of the Underwriters and their affiliates may sell assets to us from time to time.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the offering described above, on June 9, 2015, the Selling Stockholders collectively exercised options in respect of 6,697,026 shares of the Company’s common stock. The Selling Stockholders’ exercise of the options was accomplished pursuant to a cashless exercise, whereby the Selling Stockholders collectively surrendered an aggregate of 3,146,269 shares of common stock based on the closing market price on June 9, 2015, which was $16.63 per share, to cover the per share exercise price of the options. The options had exercise prices ranging from $4.98 to $10.24 per share with a weighted average exercise price of $7.81 per share.

The Company offered and sold all the shares of common stock described above in reliance upon Section 4(a)(2) of the Securities Act for offerings not involving a public offering. At the time of their investment decisions, all of the Selling Stockholders who received shares were knowledgeable about the Company and its prospects, were all highly sophisticated professionals who were able to understand the merits and risks of their investment decisions, were all accredited investors, and the transactions involved did not involve any public offering.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 9, 2015, among New Residential Investment Corp., FIG LLC, Fortress Operating Entity I LP and the other selling stockholders named therein, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2015	NEW RESIDENTIAL INVESTMENT CORP.

	By:	/s/ Jonathan Brown
		Name:	Jonathan Brown
		Title:	Interim Chief Financial Officer and Chief Accounting Officer

NEW RESIDENTIAL INVESTMENT CORP.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 9, 2015, among New Residential Investment Corp., FIG LLC, Fortress Operating Entity I LP and the other selling stockholders named therein, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

5